                                                                    Exhibit 99.1

NEWS BULLETIN                         [LOGO] WRC

    FROM:

    |
    | WEBER SHANDWICK
FRB | FINANCIAL COMMUNICATIONS
    |

                                          15301 Ventura Blvd., Bldg B, Suite 300
                                          Sherman Oaks, CA 91403
                                          (818) 662-9800
                                          NYSE: SZ
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FOR FURTHER INFORMATION:
AT THE COMPANY:                                     AT FRB | Weber Shandwick:
Keith Wall               Kim Forster                James Hoyne          Tricia Ross
Vice President and CFO   Vice President, Planning   General Information  Investor/Analyst Contact
(818) 662-9800           (818) 662-9800             (310) 407-6546       (310) 407-6540
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      FOR IMMEDIATE RELEASE

      June 13, 2002

                Worldwide REstaurant Concepts, INC. REPORTS LAWSUIT

      SHERMAN OAKS, Calif.--June 13, 2002--Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today announced that a lawsuit has been filed against the Company by the former President and Chief Executive Officer of its Pat & Oscar's division. The Company believes that the allegations, which include fraud and wrongful termination, are completely baseless and without merit. The Company plans to mount a full and vigorous defense in response to the allegations and is in the process of selecting its defense counsel.

      About Worldwide Restaurant Concepts Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 336 Sizzler(R)restaurants worldwide, 107 KFC(R)restaurants primarily located in Queensland, Australia, and 15 Pat & Oscar's(SM) restaurants.

      To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

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